UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013 (August 5, 2013)

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2013, Mr. Robert M. Wohleber was appointed to the board of directors of our general partner (the “Board”). Mr. Wohleber will serve on the conflicts and audit committees of the Board. Mr. Wohleber will also serve on the newly formed compensation committee along with Mr. Spinner and Mr. Lane, who will serve as chairman of the committee.
Mr. Wohleber served as Senior Vice President and Chief Financial Officer of Kerr-McGee Corporation, an oil and gas exploration and production company, from December 1, 1999 to August 2006. From 1996 to 1998, he served as Senior Vice President and Chief Financial Officer of Freeport-McMoran, Inc., one of the largest phosphate fertilizer producers in the United States. He holds a B.B.A. from the University of Notre Dame and an M.B.A. from the University of Pittsburgh.
There are no arrangements or understandings between Mr. Wohleber and any other person pursuant to which Mr. Wohleber was appointed to the Board. There are no transactions in which Mr. Wohleber has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Wohleber will receive the following compensation for his service on the Board (and its committees) in accordance with the general partner's independent director compensation program: (i) a $50,000 annual retainer; (ii) $50,000 in annual unit compensation; (iii) an annual retainer of $1,500 for his service as an independent member of the conflicts committee of the Board; (iv) an annual retainer of $1,500 for his service as a independent member of the newly formed compensation committee; and (v) an annual retainer of $1,500 for his service as an independent member of the audit committee of the Board.
Also, on August 5, 2013, Mr. Christopher Leininger was appointed to the Board. Mr. Leininger will serve as an “Energy Capital Partners Designated Director.” Mr. Leininger was selected to serve as a director due to his affiliation with Energy Capital Partners, which controls our general partner. Mr. Leininger has been Deputy General Counsel and Chief Compliance Officer at Energy Capital Partners since 2006. Prior to joining Energy Capital Partners, Mr. Leininger was an associate at the law firm of Latham & Watkins LLP and a member of its Finance department. Mr. Leininger received a B.A. in History and Political Science from the University of San Diego and a J.D. from the University of Virginia School of Law. Mr. Leininger will not be compensated for his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: August 8, 2013	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

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